Press Release	Source: Datameg

/ CORRECTION - Datameg Corporation Names Lehman Bros. Managing Director to Its Board of Directors
Thursday February 16, 9:12 pm ET

BOSTON, MA--(MARKET WIRE)--Feb 16, 2006 -- In the news release, "Datameg Corporation Names Lehman Bros. Managing Director to Its Board of Directors," issued earlier today by Datameg Corporation, we are advised by the company that the contact information should read "Contact: Jim Murphy, 941-575-4339," rather than "Media/Industry Analysts Contact: Constantine Theodoropulos, Boston Communications, 617.619.9801, ctheo@bcww.com; Investor Contact: James J. Flanagan, President, Aspire Communications, Inc., 781.863.1333, jflanagan@aspirepr.com " as originally issued. Complete corrected text follows.

Datameg Corporation Names Lehman Bros. Managing Director to Its Board of Directors

BOSTON , MA, 02/16/2006 -- Datameg Corporation (OTC BB: DTMG.OB) announced today that it has appointed Lehman Bros. Managing Director John T. Grady Jr. to its Board of Directors. For more than 150 years, Lehman Brothers has formed productive, enduring relationships with clients. This tradition is the foundation of Lehman's business, and it remains steadfast.

Prior to joining Lehman Brothers early in 2004, Mr. Grady was Managing Director of State Street Global Advisors (SSgA) Global Private Client Group and a member of the State Street Corporation Executive Operating Group. He additionally served as Chairman of the Board of Directors of State Street Bank and Trust Company, New Hampshire and Connecticut, and State Street Global Advisors, Florida. From 1994 through 2000, Mr. Grady was SSgAs Director of Institutional Sales, Client Service, and Consultant Relations. Prior to joining SSgA in 1994, he was Director of Sales for State Street's Personal Trust Division.

Before joining State Street in 1991, Mr. Grady served as Director of Sales of The Shawmut Bank, N.A. (currently Bank of America's.) He began his career in financial services as a Senior Executive with C.F.I. Boston, consulting to major corporate and financial service companies worldwide.

Mr. Grady received a Bachelor of Arts degree from Boston University. He is also a graduate of the Belmont Hill School where he continues to serve as a member of the Executive Committee and Investment Committee of the Board of Trustees.

Datameg's Chairman, CEO and President, James Murphy, commented, "We are delighted that John is joining Datameg and are confident that he will be instrumental in shaping our plan to become a leading provider of quality control and testing technology for the voice, data and video communications industry."

About Datameg

Datameg Corporation (OTC BB:DTMG.OB - News) is an emerging company focused on supplying products and related services that support critical network performance requirements in the rapidly converging voice, data and video communications industry. Specifically, through Datameg's wholly owned subsidiary QoVox Corporation, the company designs, develops and offers network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. The company believes network monitoring for voice quality is a vital function for the successful commercial future of IP telephony. For more information, please visit www.datameg.com

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statements, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products, and changes in the VoIP industry. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission.

Contact:

Contact:

Jim Murphy

941-575-4339

Source: Datameg